Exhibit 99.1

GRUBB & ELLIS HEALTHCARE REIT II, INC.

(to be renamed Griffin-American Healthcare Trust, Inc.)

news release
for immediate release

Contact:	Jeff Hanson
Phone:	714.975.2822
Email:	jeff.hanson@grubb-ellis.com

Grubb & Ellis Healthcare REIT II Appoints American Healthcare

Investors and Griffin Capital Corporation as

Replacement Co-Sponsors

Jeff Hanson and Danny Prosky to lead transition and continued management of REIT

SANTA ANA, Calif. (Nov. 8, 2011) – The independent members of the board of directors of Grubb & Ellis Healthcare REIT II, Inc. today announced that they have elected to transition the existing advisory and dealer-manager arrangements from Grubb & Ellis Company and its affiliates in favor of co-sponsorship by American Healthcare Investors, LLC and Griffin Capital Corporation. Pursuant to the terms of the existing agreements, Grubb & Ellis will continue its advisory and dealer-manager responsibilities during a 60-day transition period.

American Healthcare Investors is a Newport Beach-based real estate investment management company formed and majority owned and controlled by Jeff Hanson, chairman and chief executive officer of the REIT, and one of its largest individual investors; and Danny Prosky, the REIT’s president, chief operating officer and a member of the board of directors. Both Hanson and Prosky have served in these senior roles since the launch of the REIT in 2009 and will continue to do so.

Los Angeles-based Griffin Capital Corporation, (www.griffincapital.com) is a privately-owned real estate company with a sixteen-year track record of sponsoring real estate investment vehicles, including public non-traded REITs, and managing institutional capital. Led by senior executives, each with more than two decades of real estate experience who have collectively consummated more than 400 transactions and over $14.0 billion in transaction value, Griffin has acquired or constructed over 11 million square feet since 1996. Griffin currently manages a portfolio of more than 8.5 million square feet located in 13 states, representing approximately $1 billion in asset value. Griffin is the sponsor of Griffin Capital Net Lease REIT, Inc., a publicly registered, non-traded real estate investment trust.

In conjunction with the new sponsorship, the REIT has also appointed Griffin Capital Securities, Inc., as replacement dealer-manager for the REIT’s on-going public offering.

“Our board selected Griffin Capital due to our shared institutional mindset and approach to building non-traded REITs that embrace an investor-first philosophy,” said Hanson. “This new co-sponsorship with American Healthcare Investors and Griffin Capital will provide our REIT with the resources necessary to maintain its impressive growth and performance while empowering the management team to continue to pursue our established vision for the REIT.”

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Grubb & Ellis Healthcare REIT II, Inc. 1551 N. Tustin Ave., Suite 300    Santa Ana, California 92705    714.667.8252

2 – 2 – 2

11/08/11

Grubb & Ellis Healthcare REIT II Appoints American Healthcare Investors and Griffin

Capital Corporation as Replacement Co-Sponsors

“Based on any fair measure, we believe we have established one of the best performing non-traded REITs in the country,” said Danny Prosky, president and chief operating officer. “Partnered with Griffin Capital, our management team intends to drive this performance to even higher levels, diligently grow assets under management, and position the company for a successful liquidity event for stockholders.”

Kevin Shields, Griffin Capital’s chairman and chief executive officer added, “We are excited about this co-sponsorship opportunity and are confident the combination of the Griffin Capital platform and expertise, together with the proven performance of the management team, will deliver impressive results to stockholders and provide growth opportunities to our employees.”

As a result of the transition, the board intends to rename the REIT “Griffin-American Healthcare Trust, Inc.”

To date, the REIT has made 24 geographically diverse acquisitions comprised of 55 buildings valued at approximately $430.8 million, based on purchase price in the aggregate. As previously disclosed, the company also has under contract a skilled nursing portfolio valued at approximately $166 million, the acquisition of which is expected to be completed in the near future.

About Grubb & Ellis Healthcare REIT II, Inc. (to be re-named Griffin-American Healthcare Trust, Inc.)

Grubb & Ellis Healthcare REIT II, Inc. is a real estate investment trust that seeks to preserve, protect and return investors’ capital contributions, pay regular cash distributions, and realize growth in the value of its investments upon the ultimate sale of such investments. Grubb & Ellis Healthcare REIT II currently holds in excess of $430 million in assets and is seeking to raise up to approximately $3 billion in equity and to acquire a diversified portfolio of real estate assets, focusing primarily on medical office buildings and other healthcare-related facilities. For more information regarding Grubb & Ellis Healthcare REIT II, please visit www.gbe-reits.com/healthcare2.

About American Healthcare Investors, LLC

American Healthcare Investors, LLC is an investment management firm that specializes in healthcare-related real estate, including medical office buildings, skilled nursing and assisted living facilities and hospitals. Founded and majority owned and controlled by Jeff Hanson and Danny Prosky, nationally recognized real estate investment executives with more than 15 and 20 years of experience, respectively, American Healthcare Investors is committed to providing investors access to the potential benefits that healthcare-related real estate ownership can provide.

About Griffin Capital Corporation

Los Angeles-based Griffin Capital Corporation has a sixteen-year track record sponsoring real estate investment vehicles and managing institutional capital. Led by senior executives, each with more than two decades of real estate experience who have collectively closed more than 400 transactions representing over $14.0 billion in transaction value, Griffin Capital has acquired or constructed over 11 million square feet since 1996, and currently manages a portfolio of more than 8.5 million square feet located in 13 states, representing approximately $1 billion in asset value. Griffin Capital is the sponsor of Griffin Capital Net Lease REIT, Inc., a publicly-registered, non-traded real estate investment trust. Manifesting keen alignment of shareholder interest, the principals and certain affiliates of Griffin Capital invested over $26 million of capital into Griffin Capital Net Lease REIT, shares of which are distributed by Griffin Capital Securities, Inc. through leading independent broker-dealers. For more information regarding Griffin Capital, please visit www.griffincapital.com.

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Grubb & Ellis Healthcare REIT II, Inc.

1551 N. Tustin Ave., Suite 300    Santa Ana, California 92705    714.667.8252

3 – 3 – 3

11/08/11

Grubb & Ellis Healthcare REIT II Appoints American Healthcare Investors and Griffin

Capital Corporation as Replacement Co-Sponsors

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This release contains certain forward-looking statements with respect to the company’s ability to maintain or enhance its current level of growth and performance and its ability to successfully transition advisory and dealer manager services to the new co-sponsors. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; the ability of our new co-sponsors to raise significant capital on our behalf and to successfully deploy it; our ability to close the skilled nursing portfolio currently under contract; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN. OFFERINGS ARE MADE ONLY BY MEANS OF A PROSPECTUS.

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Grubb & Ellis Healthcare REIT II, Inc.

1551 N. Tustin Ave., Suite 300    Santa Ana, California 92705    714.667.8252